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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 Current Report
                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):

                                  April 1, 2002
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                               MUZAK Holdings LLC
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            (Exact Name of Registrants as Specified in their charter)

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
              Delaware                               333-78573-01                             04-3433730
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   (State or Other Jurisdiction of             (Commission File Number)            (IRS Employer Identification No.)
    Incorporated or Organization)
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                               3318 LAKEMONT BLVD
                               FORT MILL, SC 29708
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          (Address of principal executive offices, including zip code)



                                 (803) 396-3000
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              (Registrant's telephone number, including area code)

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Item 9. Regulation FD Disclosure

Muzak LLC has obtained a waiver of its violation of the maximum consolidated capital expenditures covenant under the Senior Credit Facility from the requisite lenders for the period ending December 31, 2001. In addition, Muzak LLC has increased its aggregate revolving commitments under the Senior Credit Facility by $20.0 million, for a total commitment of $55.0 million, and amended certain financial covenants for 2002 and 2003. Additionally, the existing equity holders, including ABRY Partners LLC, contributed $10.0 million in the form of junior subordinated unsecured notes to Muzak, the proceeds of which were used to repay outstanding revolving loan balances. As a result of this increased commitment and the amended financial covenants, Muzak currently has approximately $40.0 million available under its Senior Credit Facility and has enhanced its financial flexibility.

We will have a conference call on April 1, 2002 at 3:00 p.m. (Eastern Standard
Time) to discuss fourth quarter 2001 results. The call in number is 1-877-531-2988. A replay of the call will be available for 72 hours beginning at 8:00 p.m. on April 1, 2002. The replay number is 1-800-475-6701 and the access code is 633626.

Through Audio Architecture and Audio Marketing, the art of capturing the emotional power of music and putting it to work for clients seeking to enhance their brand image, Muzak serves approximately 335,000 customer locations in the United States and 14 foreign countries. More than 100 million people hear the Company's products each day. The Company delivers music, videos, messaging and sound system design through more than 200 sales and service locations.

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The above statements regarding future financial position, strategy, and plans and objectives are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to those related to the Company's substantial leverage and debt service requirements, the restrictions imposed by the terms of the Company's debt agreement, the Company's history of net losses, the Company's dependence on satellite delivery of its products, the terms of the Company's agreements, the Company's ability to identify, complete, and integrate acquisitions, the ability of the Company to obtain future financings to fund internal growth, the effects of competition and technological change, the availability of cost-effective programming, the Company's dependence on license agreements, the impact of legislation and regulation, risks related to general economic conditions and the other factors discussed in the Company's filings with the Securities and Exchange Commission. Actual results could differ from these forward-looking statements.